Exhibit 10.13

Amending Agreement

This amending agreement (the “Amending Agreement”) is made as of the 18th day of December, 2025.

AMONG:

The Metals Royalty Company Inc. (formerly Low Carbon Royalties Inc.), a company existing under the laws of British Columbia,

(the “Assignor”)

AND:

1554997 B.C. Ltd., a company existing under the laws of British Columbia,

(the “Assignee” and together with the Assignor, the “Parties”)

WHEREAS:

A.	The Parties entered into an Assignment and Assumption Agreement dated September 11, 2025 (the “Assignment and Assumption Agreement”).

B.	The Assignment and Assumption Agreement was entered into based on certain assumptions regarding the timing of the Assignor’s shares being listed or quoted on the NASDAQ.

C.	Due to the United States federal government shutdown, the process of being listed or quoted on the NASDAQ has been delayed.

D.	The Parties wish to amend the Assignment and Assumption Agreement to: (i) preserve the original intention of the Parties regarding when the transactions contemplated by the Assignment and Assumption Agreement would occur in calendar year 2025, notwithstanding the delay caused by the government shutdown, and (ii) make certain other amendments to reflect updated factual matters.

E.	The Parties have agreed to amend the Assignment and Assumption Agreement on the terms set out herein.

NOW THEREFORE, in consideration of the premises, mutual covenants and agreements of the Parties contained in this Amending Agreement and for other good and valuable consideration, the receipt and sufficiency of all of which is hereby acknowledged by each of the Parties, the Parties hereby agree as follows:

1.	Definitions. Capitalized terms used in this Amending Agreement, to the extent not otherwise defined herein, shall have the same meaning as the Assignment and Assumption Agreement, as amended hereby. All references to Low Carbon Royalties Inc. shall be read as references to The Metals Royalty Company Inc.

2.	Amendments.

(a)	The defined term in Section 1(b) of the Assignment and Assumption Agreement is hereby deleted in its entirety and replaced with the following:

“Consideration Shares” means 50,926,532 common shares in the capital of the Assignee with an issue price of US$0.239325151769612 per Consideration Share and having a total value equal to the Purchase Price.

(b)	The defined term in Section 1(c) of the Assignment and Assumption Agreement is hereby deleted in its entirety and replaced with the following:

“Effective Date” means the day authorized by, or pursuant to the authority delegated by, the Board of Directors of the Assignor.

(c)	The defined term in Section 1(d) of the Assignment and Assumption Agreement is hereby deleted in its entirety and replaced with the following:

“Purchase Price” means US$12,188,000.

(d)	The text of Section 3 of the Assignment and Assumption Agreement is hereby deleted in its entirety and replaced with the following:

The Parties acknowledge and agree that the Assigned Royalty Interests are to include a cash amount representing, without duplication: (i) accrued royalties paid or payable by NG to the Assignor in respect of the Assigned Royalty Interests since April 30, 2025 to the Effective Date plus (ii) the cash balance generated by the Assignment Royalty Interests as at April 30, 2025 plus (iii) accounts receivable in respect of the Assigned Royalty Interests as at April 30, 2025 (collectively, the “Accrued Royalties”).

(e)	Paragraphs (a) and (b) of Section 8 of the Assignment and Assumption Agreement are hereby deleted in their entirety.

(f)	Exhibit A of the Assignment and Assumption Agreement is hereby deleted in its entirety.

3.	Acknowledgments.

(a)	The Parties acknowledge that except as otherwise expressly indicated herein, the Assignment and Assumption Agreement shall continue unamended and without novation and remain in full force and effect, except as amended and supplemented by this Amending Agreement. After the date hereof, all references to the Assignment and Assumption Agreement shall refer to the Assignment and Assumption Agreement as amended by this Amending Agreement.

(b)	The Assignment and Assumption Agreement shall be deemed to be amended as of, and from, the original date of the Assignment and Assumption Agreement.

(c)	All provisions of the Assignment and Assumption Agreement, as amended by this Amending Agreement, are hereby ratified and confirmed and shall continue in full force and effect.

4.	Binding Effect. This Amending Amendment shall enure to the benefit of and shall be binding upon the parties hereto and their respective successors and permitted assigns.

5.	Further Assurances. Each Party shall from time to time promptly execute and deliver all further documents and take all further action reasonably necessary or desirable to give effect to the terms and intent of this Amending Agreement.

6.	Governing Law. This Amending Agreement will be governed by the laws of the Province of British Columbia and the laws of Canada applicable therein.

7.	Counterparts. This Amending Agreement may be signed by the Parties in counterparts and by email counterparts, as may be deemed necessary, each of which so signed shall be deemed to be an original, and all such counterparts together shall constitute one and the same instrument.

[Signature pages follow.]

IN WITNESS WHEREOF the Parties hereto have caused this Agreement to be executed as of the date and year first above written.

THE METALS ROYALTY COMPANY INC.

By:	(Signed) "Don Sewell"
Name: Don Sewell
Title: President and CFO

1554997 B.C. LTD.

By:	(Signed) "Brian O'Neill"
Name: Brian O’Neill
Title: Director